CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 25 to the Registration Statement of Franklin California Tax-Free Income Fund, Inc. on Form N-1A (File No. 2-60470) of our report dated May 4, 1998 on our audit of the financial statements and financial highlights of Franklin California Tax-Free Income Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended March 31, 1998, which is incorporated by reference in the Registration Statement.



                                    /s/ PricewaterhouseCoopers LLP
                                    PricewaterhouseCoopers LLP


San Francisco, California
December 18, 1998